Exhibit 10.3

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 20th day of June, 2011, by and between SILICON VALLEY BANK (“Bank”) and SEQUENOM, INC., a Delaware corporation and SEQUENOM CENTER FOR MOLECULAR MEDICINE, LLC, a Michigan limited liability company (each a “Borrower” and collectively, “Borrowers”).

RECITALS

A. Bank and Borrowers have entered into that certain Loan and Security Agreement dated as of May 31, 2011 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrowers for the purposes permitted in the Loan Agreement.

C. Borrowers have requested that Bank amend the Loan Agreement to (i) remove the requirement for a share pledge with respect to Sequenom Inc.’s German subsidiary, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 All references in the Loan Agreement to “Sequenom Germany” and “Sequenom GmbH Share Pledge Documents” hereby are deleted in their entireties.

2.2 Section 6.2 (Financial Statements, Reports, Certificates). Section 6.2(a) of the Loan Agreement hereby is amended in its entirety and replaced with the following:

“(a) Borrowing Base Reports. Within thirty (30) days after the last day of each month, (i) aged listings of domestic accounts receivable and accounts payable (by invoice date) (the “Borrowing Base Reports”);”

2.3 Section 6.12 (Post-Close Deliverables). Section 6.12 of the Loan Agreement hereby is amended in its entirety and replaced with the following:

“6.12 Post-Close Deliverables. Within forty-five (45) days of the Effective Date, the following (i) Control Agreements with respect to each domestic Collateral Account; (ii) an Access and Waiver Agreement (or similar) in favor of Bank with respect to Parent’s San Diego, California leased location; and (iii) a bailee letter agreement (or similar) with respect to Sequenom Center’s Grand Rapids, Michigan location; all in form and content reasonably acceptable to Bank.”

2.4 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement hereby are amended in their entireties and replaced with the following:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, any note, or notes or guaranties executed by a Borrower, and any other present or future agreement between a Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

2.4.1 Section 13 (Definitions). Clauses (c) and (d) of the defined term “Eligible Accounts” in Section 13 of the Loan Agreement hereby are amended in their entireties and replaced with the following:

“(c) Accounts owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts and (i) covered in full by credit insurance satisfactory to Bank, less any deductible, (ii) supported by letter(s) of credit acceptable to Bank, (iii) supported by a guaranty from the Export-Import Bank of the United States, or (iv) that Bank otherwise approves of in writing (collectively, “Eligible Foreign Accounts”); provided, however, that Advances on account of Eligible Foreign Accounts shall not exceed an aggregate amount of Four Million Dollars ($4,000,000), after conversion to U.S. Dollars;

(d) Accounts billed and/or payable outside of the United States;”

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, each Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Bank of this Amendment by each party hereto, and Borrowers’ payment of all Bank expenses incurred through the date of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWERS

SILICON VALLEY BANK		SEQUENOM, INC.

By:	/s/ Derek R. Brunelle	By:	/s/ Paul V. Maier
Name:	Derek R. Brunelle	Name:	Paul V. Maier
Title:	Deal Team Leader	Title:	CFO

SEQUENOM CENTER FOR MOLECULAR MEDICINE, LLC

		By:	/s/ Paul V. Maier
		Name:	Paul V. Maier
		Title:	President

[Signature Page to First Amendment to Loan and Security Agreement]